                                                                                                                                                                         EXHIBIT 10.1

AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2 TO AMENDED AND RESTATED CREDIT AGREEMENT is made as of March 5, 2010 (this “Amendment”), among NN, INC., a Delaware corporation (the “US Borrower”), the FOREIGN BORROWERS party hereto (together with the US Borrower, the “Borrowers” and each individually, a “Borrower”), the LENDERS party hereto and KEYBANK NATIONAL ASSOCIATION, as Agent (as defined below).

WITNESSETH:

WHEREAS, the Borrowers have been extended certain loans and other financial accommodations pursuant to the Amended and Restated Credit Agreement, dated as of March 13, 2009 (as heretofore amended, supplemented or otherwise modified from to time, the “Credit Agreement”), among the Borrowers, the Lenders party thereto and KeyBank National Association, as administrative agent and collateral agent (the “Agent”); and
WHEREAS, the Lenders desire to amend the terms of the Credit Agreement as follows on the terms set forth herein,

NOW THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrowers, the Agent and the Lenders do hereby agree as follows:

SECTION 1.   DEFINED TERMS.
Each term used and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.  Unless specifically noted, for purposes of this Amendment, the term “Lender” shall be deemed to include the Swing Line Lender and each Fronting Lender.

SECTION 2.   AMENDMENT TO CREDIT AGREEMENT.
           2.1       Amendments to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions “Applicable Margin”, “Consolidated EBITDA” and “Maximum Amount” with the following definitions to read in each case as follows:

“Applicable Margin” means (a) four hundred and seventy five (475.00) basis points for LIBOR Fixed Rate Loans, and (b) four hundred twenty five (425.00) basis points for Base Rate Loans.

“Consolidated EBITDA” means, for any period, as determined on a Consolidated basis and after giving Acquisition Pro Forma Effect to any Acquisition made during such period, Consolidated Net Earnings for such period, plus (x) without duplication, the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of: (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, (c) Consolidated Depreciation and Amortization Charges, and (d) non-recurring non-cash restructuring charges, minus (y) without duplication, the aggregate amounts included in determining such Consolidated Net Earnings in respect of: (i) extraordinary or unusual non-cash gains not incurred in the ordinary course of business and (ii) foreign exchange gains as reported in Other Income according to GAAP and the positive impact to Consolidated EBITDA resulting from converting Alternate Currency-based income to Dollar-based income at an exchange rate exceeding $1.46 per €1.00, to the extent such amounts together exceed $5,000,000 for such period; provided that, for purposes of calculating the Leverage Ratio and the applicable financial covenants set forth in Section 5.7 hereof, Consolidated EBITDA shall be deemed to be (A) negative ($3,513,000) for the fiscal quarter ended June 30, 2009, (B) negative ($3,382,000) for the fiscal quarter ended September 30, 2009, and (C) $3,680,000 for the fiscal quarter ended December 31, 2009.

“Maximum Amount” means, for each Lender, the amount set forth opposite such Lender’s name under the column headed “Maximum Amount” as set forth on Schedule 1 hereto, subject to (x) decreases to reflect from time to time the then applicable Total Commitment Amount, (y) decreases pursuant to Section 2.9(a) hereof, and (z) assignments of interests pursuant to Section 11.10 hereof; provided that the Maximum Amount for the Swing Line Lender shall exclude the Swing Line Commitment (other than its pro rata share), and the Maximum Amount of the Fronting Lender shall exclude the Letter of Credit Commitment (other than its pro rata share).

“Total Commitment Amount” means Eighty Five Million Dollars ($85,000,000), as such amount may be decreased pursuant to Section 2.9(a) hereof, the Total Commitment Amount in any event reducing in the amount of $1,000,000 as of the end of each fiscal quarter during the Commitment Period commencing with the fiscal quarter ending December 31, 2010.

           2.2       Amendments to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by  adding thereto the definitions “Amendment No. 2”, “Attributable Indebtedness”, and “Minimum Asset Coverage Ratio” to read in each case as follows:

“Amendment No. 2” means that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of March 5, 2010.

“Attributable Indebtedness” means, on any date, in respect of any operating lease of a Person, the capitalized amount of the remaining lease payments under such lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if the obligations under such lease were accounted for as Capitalized Lease Obligations.

"Minimum Asset Coverage Ratio”. means, as of any date of determination, determined on a Consolidated basis, the ratio of: (a) the sum of Consolidated Accounts Receivable (as defined by GAAP) of the US Borrower as of such date, plus Consolidated Inventory (as defined by GAAP) of the US Borrower as of such date to (b) the outstanding Revolving Credit Exposure at such time.

        2.3       Amendment to Schedule I.  Annex I to the Credit Agreement is hereby deleted in its entirety and new Schedule I attached hereto is hereby substituted therefor.

           2.4       Amendments to Section 5.7.  Section 5.7 of the Credit Agreement is hereby amended: (x) by deleting clauses (a), (b), (c), (e) and (f) thereof each in its entirety (with clause (d) thereof remaining unchanged by this Amendment) and adding new clauses (a), (b), (c), (e) and (f) thereto to read as follows and (y) adding new clause (g) to read as follows:

Section 5.7        Financial Covenants.

(a)        Capitalization Ratio.  US Borrower shall not suffer or permit the Capitalization Ratio at any time to exceed: (i) 0.60 to 1.00 on the Restatement Closing Date through June 29, 2010, (ii) 0.61 to 1.00 on June 30, 2010 through September 29, 2010, (iii) 0.62 to 1.00 on September 30, 2010 through March 30, 2011, (iv) 0.61 to 1.00 on March 31, 2011 through June 29, 2011 and (v) 0.60 to 1.00 on June 30, 2011 and thereafter.

(b)        Interest Coverage Ratio.  US Borrower shall not suffer or permit the Interest Coverage Ratio to be less than: (i) 0.42 to 1.00 for the period ending March 31, 2010, (ii) 0.95 to 1.00 for the period ending June 30, 2010, (iii) 1.57 to 1.00 for the period ending September 30, 2010, (iv) 1.71 to 1.00 for the period ending December 31, 2010, (v) 2.23 to 1.00 for the period ending March 31, 2011 and (vi) 2.76 for each period ending June 30, 2011 and thereafter.

(c)        Minimum EBITDA. US Borrower shall not suffer or permit Consolidated EBITDA, as determined for the most recently completed four fiscal quarters of US Borrower, to be less than:

            (i)         $603,000 for the period ending March 31, 2010;

            (ii)        $7,245,000 for the period ending June 30, 2010;

            (iii)       $15,106,000 for the period ending September 30, 2010;

            (iv)       $17,623,000 for the period ending December 31, 2010

            (v)        $24,904,000 for the period ending March 31, 2011; and

            (vi)       $32,077,000 for the period ending June 30, 2011 and thereafter.

(e)        Leverage Ratio.  US Borrower shall not suffer or permit at any time the Leverage Ratio, as determined for the most recently completed four fiscal quarters of US Borrower, to exceed: (i) 6.50 to 1.00 for the period ending September 30, 2010, (ii) 5.57 to 1.00 for the period ending December 31, 2010, (iii) 3.94 to 1.00 for the period ending March 31, 2011, and (iv) 2.77 to 1.00 for the period ending June 30, 2011.  This covenant shall be suspended and shall not apply for the fiscal quarters of US Borrower ending March 31, 2010 and June 30, 2010.

(f)         Capital Expenditures.  The Companies shall not invest in Consolidated Capital Expenditures greater than: (i) $5,015,000 for the fiscal quarter ending March 31, 2010, (ii) $8,178,000 on a cumulative basis for the two fiscal quarter period ending June 30, 2010, (iii) $12,867,000 on a cumulative basis for the three fiscal quarter period ending September 30, 2010, (iv) $16,705,000 on a cumulative basis for the four fiscal quarter period ending December 31, 2010, (v) $2,637,000 for the fiscal quarter ending March 31, 2011 and (vi) $5,274,000 on a cumulative basis for the two fiscal quarter period ending June 30, 2011; provided that, the amount of permitted Consolidated Capital Expenditures for any such fiscal period or cumulative fiscal period shall be reduced by the amount of Attributable Indebtedness of operating leases entered into by the Companies in such fiscal period; provided that, Consolidated Capital Expenditures made with (A) net proceeds from a Material Recovery Event used to replace, rebuild or restore fixed assets in accordance with Section 2.11(c)(ii) hereof, and (B) net proceeds from asset dispositions used to replace such assets in accordance with Section 2.11(c)(i) hereof, shall not be included in calculating Consolidated Capital Expenditures for purposes of this subsection (f).

(g)        Minimum Asset Coverage Ratio:  US Borrower shall not suffer or permit as of the last day of any fiscal quarter the Minimum Asset Coverage Ratio to be less than 1.05 to 1.00.

         2.5       Amendments to Section 5.8.  Section 5.8 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and adding new clause (b) thereto to read as follows:

(b)        any loans granted to or Capitalized Lease Obligations entered into by any Company for the purchase or lease of fixed assets (and refinancings of such loans or Capitalized Lease Obligations), which loans and Capitalized Lease Obligations shall only be secured by the fixed assets being purchased or leased, so long as the aggregate principal amount of all such loans and Capitalized Lease Obligations for all Companies shall not exceed Six Million Dollars ($6,000,000) at any time outstanding;

            2.6       Amendments to Section 2.11.  Section 2.11(c) of the Credit Agreement is hereby amended by deleting clause (iv) thereof in its entirety and adding new clause (iv) thereto to read as follows:

            (iv)       Excess Cash of All Domestic Companies.  If, at any time, the aggregate unencumbered and unrestricted cash on hand of US Borrower and the Domestic Subsidiaries plus Cash Equivalents of the US Borrower and the Domestic Subsidiaries shall exceed Four Million Dollars ($4,000,000), US Borrower shall, within three Business Days thereof, make a Mandatory Prepayment in an amount equal to such excess (provided that US Borrower need not make such Mandatory Prepayment if the Leverage Ratio for the most recently completed fiscal quarter shall have been less than 2.50 to 1.00).

         2.7       Amendments relating to certain Foreign Borrowers.  The following provisions of the Credit Agreement are hereby amended as related to certain Foreign Borrowers:

(a)        Amendments to Section 1.1.  Section 1.1 of the Credit Agreement is hereby amended by deleting the definition “Company” in its entirety and adding the definition “Company” to read as follows.

“Company” means a Borrower or a Subsidiary of a Borrower (other than Kugelfertigung Eltmann GmbH).

(b)        Amendments to Section 5.  Section 5 of the Credit Agreement is hereby amended by adding Section 5.32 thereto to read as follows.

Section 5.32     Restructure of Foreign Borrowers.  Except as listed on Schedule 5.32, the Borrowers agree that the Borrowers will not commence a material restructuring (including any insolvency action with respect thereto) of any Foreign Borrower or any Subsidiary which was formerly a Foreign Borrower (notwithstanding its release as a Foreign Borrower pursuant to Amendment No. 2 or otherwise as contemplated thereby), so long as any Obligations of such Foreign Borrower or such Subsidiary are outstanding and for a period of twelve (12) months following repayment of any such Obligations, unless such action is required under order of any Governmental Authority or Requirement of Law after the Borrowers have taken all steps reasonably available to prevent, object to or stay such action.

SECTION 3.   Release of Kugelfertigung Eltmann GmbH as a Foreign Borrower.

Upon the Effective Time of this Amendment, (a) Kugelfertigung Eltmann GmbH shall cease to be a Borrower for all purposes under the Credit Agreement and shall no longer have future Advances or Letters of Credit available to it thereunder, (b) all Liens granted by Kugelfertigung Eltmann GmbH to the Administrative Agent to secure the Obligations shall be deemed discharged and no longer effective and (c) Kugelfertigung Eltmann GmbH shall no longer be liable for any of the Obligations as a Borrower or Borrower Guarantor under the Credit Agreement or any other Loan Document; provided that neither clause (a), (b) or (c) shall apply to any provisions of the Credit Agreement (including, without limitation, indemnification provisions) which, by their terms, specifically survive the termination of the Credit Agreement.  Upon the Effective Time of this Amendment, Kugelfertigung Eltmann GmbH is hereby authorized to file any and all releases, instruments and other documents which are necessary to effect the forgoing release and discharge under applicable Requirements of Law.  The Lenders and Agent agree to execute any and all additional releases, instruments and other documents necessary to effect the foregoing release and discharge.

SECTION 4.   REPRESENTATIONS AND WARRANTIES.
Each Borrower hereby represents and warrants to the Lenders and the Agent as follows:

4.1        This Amendment. This Amendment has been duly and validly executed by an authorized officer of such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms.  The Credit Agreement, as amended by this Amendment, remains in full force and effect and remains the valid and binding obligation of such Borrower enforceable against such Borrower in accordance with its terms.  The sum of any amendment fee, structuring fee, additional interest and other consideration paid or to be paid by the Borrowers to the Senior Noteholders in connection with the Indenture Amendment (as defined below) does not exceed the sum of the amounts paid or to be paid by the Borrowers (a) pursuant to Sections 4.6 and 4.7 of this Amendment and (b) due to the increase in the Applicable Margin set forth in this Amendment.

4.2        No Default or Event of Default.  No Default or Event of Default now exists under the Credit Agreement and, upon the effectiveness of this Amendment, no Default or Event of Default will be existing and no Default or Event of Default will occur as a result of the effectiveness of this Amendment.

4.3        Restatement of Representations and Warranties.  Upon the effectiveness of this Amendment, the representations and warranties of such Borrower contained in the Credit Agreement, as amended by this Amendment, and the Related Writings will be true and correct in all material respects on and as of the date of this Amendment, except for representations and warranties that were given as of a specific earlier date (which remain true and correct as of such earlier date) or representations and warranties which became inaccurate solely as a result of changes permitted under the Credit Agreement.

SECTION 5.   CONDITIONS TO EFFECTIVENESS
            This Amendment shall become effective as of the time (the Effective Time”) on which each of the following conditions precedent shall have been fulfilled:

5.1        This Amendment.  The Agent shall have received from each Borrower and requisite Lenders an original counterpart of this Amendment, in each case, executed and delivered by a duly authorized officer of such Borrower or such Lender, as the case may be.  For the avoidance of doubt, the execution of this Amendment by the Lenders which are signatories hereto shall constitute authorization by such Lenders to the Agent to execute as Bank Agent (as defined in the Intercreditor Agreement) the First Amendment to Intercreditor (as defined below).

5.2        Amendment to Amended and Restated Intercreditor Agreement.  The Agent shall have received an original counterpart of the First Amendment to Amended and Restated Intercreditor Agreement, Agreement, dated as of March 5, 2010 (the “First Amendment to Intercreditor”), between the Bank Agent and the Noteholders, duly executed and delivered by the Noteholders and acknowledged by the Borrower Agent on behalf of all of the Borrowers.

5.3        Guarantor Acknowledgement.  The Agent shall have received from each Guarantor of Payment a counterpart of the Acknowledgement of Guarantors of Payment, attached hereto as Annex I, in each case, executed and delivered by a duly authorized officer of such Guarantor of Payment.

5.4        Amendment to Senior Notes Indenture.  The Borrowers shall have delivered to the Agent a fully effective amendment to the Senior Notes Indenture, in form and substance satisfactory to the Agent, incorporating in substance the amendments set forth in Section 2 hereof (the “Indenture Amendment”).

5.5        Amendment Fee.  The Borrowers shall have paid to the Agent for the ratable benefit of the Lenders an amendment fee in the amount of $225,000.

5.6        Agent Structuring Fee.  The Borrowers shall have paid to the Agent for its own account an agent structuring fee in the amount of $50,000.

5.7        Other Fees and Expenses.  The Borrowers shall have paid all other reasonable outstanding costs, expenses and fees of the Agent and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment, in each case, to the extent invoiced.

5.8        Other Documents.  The Agent shall have received such other documents, instruments or other materials as it shall have reasonably requested.

SECTION 6.     MISCELLANEOUS.

6.1        Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Ohio.

6.2        Severability. Any provision of this Amendment which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment.

6.3        Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto and separate counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which taken together shall constitute but one and the same instrument.

6.4        Headings. Section headings used in this Amendment are for the convenience of reference only and are not a part of this Amendment for any other purpose.

6.5        Negotiations. Each Borrower acknowledges and agrees that all of the provisions contained herein were negotiated and agreed to in good faith after discussion with the Agent and the Lenders and reviewed by counsel for such Borrower.

6.6        Expenses; Agreement With Respect to the Senior Notes Indenture. The Borrowers shall be responsible for all reasonable costs, expenses and fees of the Agent and its advisors, service providers and legal counsels incurred in connection with the documentation of this Amendment.  To the extent the Senior Noteholders are compensated or will be compensated for executing and delivering the Indenture Amendment, whether by fee, increased yield or otherwise, in an aggregate amount in excess of the amount paid or to be paid by the Borrowers (a) pursuant to Sections 4.6 and 4.7 of this Amendment and (b) due to the increase in the Applicable Margin set forth in this Amendment, the Borrowers shall provide the Agent and the Lenders with at least the equivalent economic consideration (it being understood that the forgoing sentence shall in no way be deemed to constitute a consent on the part of the Agent or the Lenders for any such additional compensation to such Persons).

6.7        Nonwaiver. The execution, delivery, performance and effectiveness of this Amendment shall not operate as, or be deemed or construed to be, a waiver: (i) of any right, power or remedy of the Lenders or the Agent under the Credit Agreement (as amended by this Amendment) or any Related Writing, or (ii) any term, provision, representation, warranty or covenant contained in the Credit Agreement (as amended by this Amendment) or any Related Writing.  None of the provisions of this Amendment shall constitute, be deemed to be or construed as, a waiver of any Default or Event of Default under the Credit Agreement (as amended by this Amendment).

6.8        Reaffirmation.  Each Borrower hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under the Credit Agreement (as amended by this Amendment) and Related Writing to which it is a party (including, without limitation, any Guaranty of Payment) and (ii) ratifies and reaffirms its grant of security interests and Liens under such documents and confirms and agrees that such security interests and Liens hereafter secure all of the Obligations.

6.9        Loan Document.  This Amendment is a Loan Document.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers or agents thereunto duly authorized as of the date first written above.

                                                                           BORROWERS:

NN, INC.

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Vice President and CFO

By:	/s/ William C. Kelly, Jr.
Name: William C. Kelly, Jr.
Title: Director

NN NETHERLANDS B.V.

By:	/s/ William C. Kelly, Jr.
Name: William C. Kelly, Jr.
Title: Director

KUGELFERTIGUNG ELTMANN GMBH

By:	/s/ William C. Kelly, Jr.
Name: William C. Kelly, Jr.
Title: Director

NN EUROBALL IRELAND LIMITED

By:	/s/ James H. Dorton
Name: James H. Dorton
Title: Director

NN SLOVAKIA, S.R.O.

By:	/s/ William C. Kelly, Jr.
Name: William C. Kelly, Jr.
Title: Director

NN EUROPE S.P.A.

By:	/s/ William C. Kelly, Jr.
Name: William C. Kelly, Jr.
Title: Director

                                                                                     AGENT AND LENDERS:

KEYBANK NATIONAL ASSOCIATION, as Lender and as Agent

By:	/s/ David A. Wild
Name: David A. Wild
Title: Vice President

REGIONS BANK, as Lender

By:	/s/ Jonathan C. Tutor
Name: Jonathan C. Tutor
Title: Senior Vice President

BRANCH BANKING AND TRUST COMPANY, as Lender

By:	/s/ R. Andrew Bean
Name: R. Andrew Bean
Title: Senior Vice President

WELLS FARGO BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Nicholas Schoolar
Name: Nicholas Schoolar
Title: Vice President

ANNEX I

ACKNOWLEDGEMENT OF GUARANTORS OF PAYMENT

Each undersigned hereby acknowledges and agrees to the terms of the Amendment No. 2 to Amended and Restated Credit Agreement, dated as of March 5, 2010 (the “Amendment”), delivered in connection with the Amended and Restated Credit, dated as of March 13, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among NN, INC., a Delaware corporation (the “US Borrower”), the FOREIGN BORROWERS party thereto (together with the US Borrower, the “Borrowers” and each individually, a “Borrower”), various financial institutions (collectively, the “Lenders” and individually, a “Lender”) and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as administrative agent and collateral agent (KeyBank, in such capacity, the “Agent”).

The undersigned hereby confirms that, upon the effectiveness of the Amendment, each Guaranty of Payment by the undersigned, and each Related Writing to which the undersigned is a party, shall remain in full force and effect and be the valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms.   The undersigned hereby further confirms that, upon the effectiveness of the Amendment, such Guaranty of Payment shall continue to guaranty the Obligations (as defined therein).

            Capitalized terms used herein but not defined are used as defined in the Credit Agreement.

         THE DELTA RUBBER COMPANY

         By: /s/  James H. Dorton
                              Name: James H. Dorton
                              Title: Treasurer

         WHIRLAWAY CORPORATION

         By:  /s/ James H. Dorton
                              Name:  James H. Dorton
                              Title: Treasurer

          TRIUMPH LLC

         By:  /s/ James H. Dorton
                                 Name: James H. Dorton
                                 Title: Treasurer

         INDUSTRIAL MOLDING CORPORATION

         By:  /s/James H. Dorton
                              Name: James H. Dorton
                              Title: Treasurer

         NN HOLDINGS B.V.

         By:  NN International B.V., its sole managing director

         By:  /s/William C. Kelly, Jr.
                              Name:  William C. Kelly, Jr.
                                 Title: Director

         NN INTERNATIONAL B.V.

                               By:  /s/William C. Kelly, Jr.
                                  Name: William C. Kelly, Jr.
                                  Title: Director

SCHEDULE 1

TO AMENDED AND RESTATED CREDIT AGREEMENT

LENDERS	COMMITMENT PERCENTAGE	REVOLVING CREDIT COMMITMENT AMOUNT	MAXIMUM AMOUNT
KeyBank National Association	29.629629633333%	$25,185,185.19	$25,185,185.19
Regions Bank	27.777777777778%	$23,611,111.11	$23,611,111.11
Branch Banking and Trust Company	27.777777777778%	$23,611,111.11	$23,611,111.11
Wells Fargo Bank National Association	14.814814811111%	$12,592,592.59	$12,592,592.59
Total Commitment Amount	100%	$85,000,000.00	$85,000,000.00

SCHEDULE 5.32

TO AMENDED AND RESTATED CREDIT AGREEMENT

            1.         NN Netherlands employee reduction action (up to 52 employees)

            2.         NN Italy employee reduction action (up to 34 employees)